UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2006

WACHOVIA ASSET FUNDING TRUST, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-134532	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center
301 South College Street, NC5578 – Suite G
Charlotte, North Carolina 28288-5578
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (704) 715-8239.

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01. Other Events.

Pursuant to Amendment No. 1 to Form S-3 Registration Statement under the Securities Act of 1933 for Wachovia Asset Funding Trust, LLC, the opinions, consents and forms of certain agreements are attached.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

Item 601(a) of Regulation S-K Exhibit No.	Description

1.1	Form of Underwriting Agreement with respect to Certificates.

1.2	Form of Underwriting Agreement with respect to Notes.

4.1	Form of Pooling and Servicing Agreement.

4.2	Form of Indenture.

4.3	Form of Mortgage Loan Purchase Agreement.

4.4	Form of Trust Agreement.

4.5	Form of Servicing Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinions filed as part of Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 13, 2006

WACHOVIA ASSET FUNDING TRUST, LLC,
as Depositor for the Trust

By: /s/ Robert J. Perret
Name: Robert J. Perret
Title: Director

EXHIBIT INDEX

Exhibit 1.1
Form of Underwriting Agreement with respect to Certificates.

Exhibit 1.2
Form of Underwriting Agreement with respect to Notes.

Exhibit 4.1
Form of Pooling and Servicing Agreement.

Exhibit 4.2
Form of Indenture.

Exhibit 4.3
Form of Mortgage Loan Purchase Agreement.

Exhibit 4.4
Form of Trust Agreement.

Exhibit 4.5
Form of Servicing Agreement.

Exhibit 5.1
Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

Exhibit 8.1
Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

Exhibit 23.1
Consent of Orrick, Herrington & Sutcliffe LLP (included in opinions filed as part of Exhibit 5.1 and Exhibit 8.1).